UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

September 12, 2017
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer Street
Stamford, Connecticut  06926
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

ITEM 8.01.	OTHER EVENTS

On March 16, 2017, Pitney Bowes Inc. (the “Company”) filed a registration statement on Form S-3 (No. 333-216744) (the “Registration Statement”) with the Securities and Exchange Commission for the registration of the debt securities, preferred stock, preference stock, common stock, purchase contracts, depositary shares, warrants and units of the Company.  The Registration Statement and the prospectus contained within are collectively referred to as the “Prospectus”.

On September 13, 2017, the Company filed a final prospectus supplement, dated September 12, 2017, to the Prospectus, relating to the issuance of its 3.625% Notes due 2020 (the “2020 Notes”) in an aggregate principal amount of $300.0 million, and its 4.700% Notes due 2023 (the “2023 Notes” and, together with the 2020 Notes, the “Notes”) in an aggregate principal amount of $400.0 million.  The net proceeds from the sale of the Notes will be used, together with borrowing under our new term loan credit facility, to fund all or a portion of the consideration for the Company’s acquisition of all of the issued and outstanding equity interests of NGS Holdings, Inc. (the “Merger”) for $475 million in cash consideration, to repay the $350 million aggregate principal amount of the Company’s 4.75% notes due May 2018, and for general corporate purposes.

The Company agreed to sell the Notes pursuant to the Underwriting Agreement, dated as of September 12, 2017 (the “Underwriting Agreement”), and the Pricing Agreement, dated as of September 12, 2017 (the “Pricing Agreement”), by and among the Company and Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representatives for the several underwriters.  Copies of the Underwriting Agreement and the Pricing Agreement are filed as Exhibit 1.1.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement and the Pricing Agreement.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.  The underwriters and their affiliates have provided, and in the future may continue to provide, investment banking, financial advisory and other financial services to us in the ordinary course of business for which they have received and will receive customary compensation.

In addition, on September 12, 2017, the Company sent a notice of full redemption to holders of its outstanding 4.75% notes due May 2018, commencing the redemption of its outstanding 4.75% notes due May 2018.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement and Pricing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Debbie D. Salce
	Name:	Debbie D. Salce
Date: September 13, 2017	Title:	Vice President and Treasurer